                                                                    Confidential

                        Presentation to:

                        BERKSHIRE REALTY COMPANY, INC.

                        Board of Directors

                        April 13, 1999


                        [LOGO] LEHMAN BROTHERS

Table of Contents
================================================================================

      I.    Scope of Engagement
      --------------------------------------------------------------------------
      II.   Transaction Summary
      --------------------------------------------------------------------------
      III.  Valuation
      --------------------------------------------------------------------------
      IV.   Appendices

            A.    Summary of Final Proposals
            B.    Discounted Cash Flow Analysis


[LOGO] LEHMAN BROTHERS

Scope of Engagement
================================================================================

Scope of Lehman Brothers' Engagement

      o Lehman Brothers has been engaged by Berkshire Realty Company, Inc. (the "Company") to:

            --    Provide financial advisory services to the Company;

            -- Assist in the evaluation of acquisition proposals from potential buyers;

            -- Render its Opinion to the Board of Directors of the Company with respect to the fairness, from a financial point of view, to the Company's stockholders of the consideration to be received by such stockholders in the Aptco proposal (the "Proposed Transaction");

            -- Render its Opinion to the Board of Directors of the Company with respect to the fairness, from a financial point of view, to the holders of units (the "Units") of limited partnership (the "Unitholders") of BRI OP Limited Partnership (the "Operating Partnership") of the cash consideration to be received by such Unitholders in the Proposed Transaction.


[LOGO] LEHMAN BROTHERS                  1

Scope of Engagement
================================================================================

Scope of Lehman Brothers' Opinion

      o No limitations were imposed by the Company on the scope of Lehman Brothers' investigation or the procedures to be followed by Lehman Brothers in rendering its Opinion, except that the Company did not authorize Lehman Brothers to solicit, and Lehman Brothers did not solicit any indications of interest from any third party with respect to the purchase of the Company or any of its businesses.

      o Lehman Brothers' Opinions do not address the Company's underlying business decision to proceed with or effect the Proposed Transaction. Lehman Brothers' Opinions are for the use and benefit of the Board of Directors of the Company and are rendered to the Board in connection with its consideration of the Proposed Transaction. Lehman Brothers' Opinions are not intended to be and do not constitute a recommendation to any stockholder of the Company or any Unitholder of the Operating Partnership as to how such stockholder or Unitholder should vote with respect to the Proposed Transaction.

      o Lehman Brothers' Opinion with respect to the cash consideration to be offered to the Unitholders does not in any manner address the tax consequences of the Proposed Transaction to any Unitholder or the fairness to the Unitholder of the limited partnership interests that it can choose to receive in lieu of cash.


[LOGO] LEHMAN BROTHERS                  2

Scope of Engagement
================================================================================

Scope of Lehman Brothers' Opinion (cont'd)

      In arriving at our opinion, Lehman Brothers reviewed and analyzed information and documents (both public and non-public), including:

            --    The Agreement and specific terms of the Proposed Transaction;

            -- Publicly available information concerning the Company that we believe to be relevant to our analysis;

            -- Financial and operating information with respect to the business, operations and prospects of the Company furnished to us the Company;

            -- A trading history of the Company's common stock from April 12, 1997 to the present and a comparison of that trading history with those of other companies that we have dee med relevant;

            -- A comparison of the historical financial results and the present financial condition of the Company with those of other companies that we have deemed relevant;

            -- A comparison of the financial terms of the Proposed Transaction with the financial terms of certain other recent transactions that we have deemed relevant; and

            -- The results of the Company's and Lazard Freres & Co., L.L.C.'s efforts to solicit indications of interest to purchase all or a portion of the Company's business.


[LOGO] LEHMAN BROTHERS                  3

Scope of Engagement
================================================================================

Scope of Lehman Brothers' Opinion (cont'd)

      o In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without assuming any responsibility for the independent verification of such information and have further relied upon the assurances of the management of the Company that they are not aware of any facts that would make such information inaccurate or misleading. With respect to the financial projections of the Company, upon advice of the Company we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company and that the Company will perform substantially in accordance with such projections.

      o Our opinion is based upon market, economic and other conditions as they exist on the date hereof.


[LOGO] LEHMAN BROTHERS                  4

Transaction Summary
================================================================================

Process

      o Company engaged Lehman Brothers and Lazard Freres (the "Advisors") on May 26, 1998 to explore strategic alternatives.

      o     Public announcement of hiring of the Advisors on May 26, 1998.
            Lazard

      o     Freres authorized by the Company to solicit indications of interest:

            --    40 prospective acquirers contacted.

            --    31 prospective acquirers received offering memorandum.

      o An initial bid date for prospective investors was set for August 21, 1998.

      o On or near the bid date, a total of five bids were received, ranging in nominal value from $11.00 to $13.00 per share.

      o Each of the five bidders was invited to conduct more detailed due diligence.

      o At the Board of Directors meeting on November 12, 1998, management advised the Board that preparation of a bid by management was in progress.

      o     Subsequently, a revised bid date was set for February 22, 1999.

      o On or near February 22, four new or revised bids were received, ranging in nominal value from $10.71 to $12.00 per share.

      o Negotiations continued with the top three final bidders, Kushner Companies, Equity Residential Properties Trust and Aptco (management group), over both price and terms of the merger.

      o A transaction with Kushner Companies, the highest bidder, at $12.50 per share was pursued but Kushner Companies was unable to meet certain merger terms proscribed by the Special Committee.

      o The Proposed Transaction with the management group is at $12.25 per share.


[LOGO] LEHMAN BROTHERS                  5

Transaction Summary
================================================================================

Proposed Transaction: Key Transaction Terms

Transaction:      o     BRI Acquisition, L.L.C., ("Buyer"), a subsidiary of
                        Berkshire Realty Holdings, L.P., shall be merged with and into the Company, with the Company as the surviving entity.

                  o BRI Acquisition Sub, L.P. will merge with the Operating Partnership.

Consideration:    o     $12.25 per share in cash to all shareholders

                  o Each unitholder has the option to accept $12.25 cash per unit or:

                        a) 7.5% cumulative preferred units redeemable after five and a half years and callable after six years; or

                        b) Common units pari passu with units to be received by Douglas Krupp.

Debt and Other    o     Buyer will repay or assume all of the Company's
Liabilities:            outstanding debt and liabilities.

Deposit:          o     $25 million for willful breach by Buyer and expenses up
                        to $4.5 mm for willful or non-willful breach.

Break-Up Fee:     o     $25 million (a total of 1.8% of $1,372.6 million) if
                        Berkshire terminates agreement pursuant to a willful breach or withdrawal of recommendation; expenses up to $10.5 million if Berkshire terminates because of willful breach, withdrawal of recommendation or shareholder approval of plan of liquidation; expenses up to $15 million if Berkshire terminates because of non-willful breach or shareholder or partner disapproval.

No-Shop           o     Berkshire shall not initiate, solicit or encourage any
Provisions:             inquiries, proposals or offers, nor shall it engage in
                        any negotiations or provide any confidential information unless an unsolicited proposal is determined by the Board to require action. Berkshire to provide written notice to Buyer and keep Buyer informed of such negotiations.

Contingencies:    o     Berkshire shareholder and partner vote

                  o     Company material adverse change

Acquisition       o     Buyer warrants to obtain financing or pay the $25
Financing:              million in liquidated damages to the Company plus up to
                        $4.5 million in expenses.



[LOGO] LEHMAN BROTHERS                  6

Transaction Summary
================================================================================

Transaction Economics

      o The transaction consideration of $12.25 per share or Unit equates to approximately $1.37 billion in total consideration:

                         Total Transaction Consideration
--------------------------------------------------------------------------------
(in millions, except per share data)

Per Share or Unit Value in Cash                              $12.25
  Shares and Units Outstanding                                 46.4
Common Equity Value                                          $568.1
Cash to Optionholders(1)                                        2.2
Convertible Preferred Stock at Liquidation Value               78.7
                                                            --------
Total Equity Value                                                       $649.0
Plus:
  Debt Outstanding                                                        598.2
  Questar Obligations - Avalon & Excalibur(2)                              58.9
  Other Liabilities(3)                                                     66.5
                                                                       --------
Total Transaction Consideration                                        $1,372.6

      o     The $12.25 per share consideration represents:

            -- 10.1% premium to the Company's closing stock price of $11.13 on April 12, 1999, 8.7% premium to one month average.

            --    1999E FFO multiple of 9.8x (as compared to 8.9x on 4/12/99).

            --    2000E FFO multiple of 9.4x (as compared to 8.5x on 4/12/99).

-------------------------
(1)   1,569,100 options with an average strike price of $10.85 per share.
(2) Contractual obligations to acquire these properties as disclosed in the Company's 1998 Form 10-K.
(3) Includes $33.5 million of other liabilities, $8.0 million in severance costs, $6.0 million in transaction costs, and $15.0 million and $4 million of additional debt to be incurred through 6/99 for development and capital expenditures, respectively.


[LOGO] LEHMAN BROTHERS                  7

Valuation
================================================================================

Valuation Methodology

      o Lehman Brothers utilized the following valuation methodologies in evaluating the proposed consideration:

            --    Stock Trading Analysis

            --    Comparable Company Analysis

            --    Comparable Transaction Analysis

            --    Net Asset Value Analysis

            --    Discounted Cash Flow Analysis


[LOGO] LEHMAN BROTHERS                  8

Valuation
================================================================================

Summary of Conclusion

      o The transaction value of $12.25 per share falls within the range of values indicated by the following valuation methodologies:

            Valuation Methodology                             Range of Values
            -------------------------------                  -----------------
            Stock Trading Analysis                            $9.84  -  $11.27
            Comparable Company Analysis                       $8.09  -  $15.43
            Comparable Transaction Premiums                  $10.69  -  $13.24
            Net Asset Value Analysis                         $11.46  -  $12.79
            Discounted Cash Flow Analysis                    $11.17  -  $13.11
            Berkshire (4/12/99)                                   $11.13
            Proposed Consideration                                $12.25

      o Based on the above analyses, Lehman Brothers is of the opinion that the cash consideration of $12.25 per share or Unit to be offered to shareholders and Unitholders in the Proposed Transaction is fair, from a financial point of view, to such stockholders and Unitholders, without considering the tax consequences of the Proposed Transaction to any Unitholder.


[LOGO] LEHMAN BROTHERS                  9

Valuation
================================================================================
Stock Trading Analysis
-------------------------------------------------------------------------------


  [The following table was depicted as a line graph in the printed material.]

                             BRI 2-                     COMPS
                             YEAR       TRANSACTION  (INDEXED TO
                            AVERAGE       PRICE         BRI ON
     DATE         BRI       ($10.94)     ($12.25)      4/12/97)
----------------------------------------------------------------
     4/12/97     $10.88      $10.94       $12.25       $10.88
     4/14/97     $10.88      $10.94       $12.25       $10.83
     4/15/97     $11.13      $10.94       $12.25       $10.94
     4/16/97     $11.00      $10.94       $12.25       $10.97
     4/17/97     $10.88      $10.94       $12.25       $10.86
     4/18/97     $11.00      $10.94       $12.25       $10.83
     4/21/97     $11.13      $10.94       $12.25       $10.73
     4/22/97     $11.25      $10.94       $12.25       $10.59
     4/23/97     $11.13      $10.94       $12.25       $10.59
     4/24/97     $10.88      $10.94       $12.25       $10.48
     4/25/97     $11.00      $10.94       $12.25       $10.47
     4/28/97     $11.13      $10.94       $12.25       $10.53
     4/29/97     $10.88      $10.94       $12.25       $10.57
     4/30/97     $10.75      $10.94       $12.25       $10.63
      5/1/97     $10.88      $10.94       $12.25       $10.64
      5/2/97     $10.88      $10.94       $12.25       $10.70
      5/5/97     $11.00      $10.94       $12.25       $10.68
      5/6/97     $10.88      $10.94       $12.25       $10.79
      5/7/97     $10.88      $10.94       $12.25       $10.83
      5/8/97     $10.88      $10.94       $12.25       $10.81
      5/9/97     $10.75      $10.94       $12.25       $10.90
     5/12/97     $10.75      $10.94       $12.25       $10.99
     5/13/97     $10.63      $10.94       $12.25       $11.01
     5/14/97     $10.63      $10.94       $12.25       $11.12
     5/15/97     $10.88      $10.94       $12.25       $11.13
     5/16/97     $10.75      $10.94       $12.25       $11.05
     5/19/97     $10.75      $10.94       $12.25       $11.15
     5/20/97     $10.63      $10.94       $12.25       $11.19
     5/21/97     $10.75      $10.94       $12.25       $11.22
     5/22/97     $10.75      $10.94       $12.25       $11.23
     5/23/97     $10.75      $10.94       $12.25       $11.21
     5/26/97     $10.75      $10.94       $12.25       $11.21
     5/27/97     $10.75      $10.94       $12.25       $11.23
     5/28/97     $10.88      $10.94       $12.25       $11.23
     5/29/97     $10.75      $10.94       $12.25       $11.15
     5/30/97     $10.75      $10.94       $12.25       $11.18
      6/2/97     $10.75      $10.94       $12.25       $11.13
      6/3/97     $10.63      $10.94       $12.25       $11.17
      6/4/97     $10.75      $10.94       $12.25       $11.22
      6/5/97     $10.63      $10.94       $12.25       $11.23
      6/6/97     $10.63      $10.94       $12.25       $11.26
      6/9/97     $10.63      $10.94       $12.25       $11.29
     6/10/97     $10.75      $10.94       $12.25       $11.37
     6/11/97     $10.75      $10.94       $12.25       $11.37
     6/12/97     $10.63      $10.94       $12.25       $11.47
     6/13/97     $10.88      $10.94       $12.25       $11.68
     6/16/97     $10.88      $10.94       $12.25       $11.67
     6/17/97     $10.75      $10.94       $12.25       $11.70
     6/18/97     $10.88      $10.94       $12.25       $11.78
     6/19/97     $10.88      $10.94       $12.25       $11.79
     6/20/97     $10.63      $10.94       $12.25       $11.76
     6/23/97     $10.75      $10.94       $12.25       $11.75
     6/24/97     $10.69      $10.94       $12.25       $11.75
     6/25/97     $10.63      $10.94       $12.25       $11.71
     6/26/97     $10.63      $10.94       $12.25       $11.67
     6/27/97     $10.81      $10.94       $12.25       $11.68
     6/30/97     $10.63      $10.94       $12.25       $11.83
      7/1/97     $10.75      $10.94       $12.25       $11.73
      7/2/97     $10.81      $10.94       $12.25       $11.76
      7/3/97     $10.81      $10.94       $12.25       $11.74
      7/4/97     $10.81      $10.94       $12.25       $11.74
      7/7/97     $10.88      $10.94       $12.25       $11.77
      7/8/97     $11.00      $10.94       $12.25       $11.68
      7/9/97     $10.94      $10.94       $12.25       $11.66
     7/10/97     $11.00      $10.94       $12.25       $11.66
     7/11/97     $10.94      $10.94       $12.25       $11.70
     7/14/97     $10.94      $10.94       $12.25       $11.71
     7/15/97     $10.94      $10.94       $12.25       $11.74
     7/16/97     $11.00      $10.94       $12.25       $11.78
     7/17/97     $10.94      $10.94       $12.25       $11.80
     7/18/97     $10.88      $10.94       $12.25       $11.73
     7/21/97     $10.88      $10.94       $12.25       $11.59
     7/22/97     $11.00      $10.94       $12.25       $11.60
     7/23/97     $11.44      $10.94       $12.25       $11.60
     7/24/97     $11.38      $10.94       $12.25       $11.67
     7/25/97     $11.31      $10.94       $12.25       $11.59
     7/28/97     $11.31      $10.94       $12.25       $11.58
     7/29/97     $11.38      $10.94       $12.25       $11.46
     7/30/97     $11.13      $10.94       $12.25       $11.44
     7/31/97     $11.19      $10.94       $12.25       $11.54
      8/1/97     $11.19      $10.94       $12.25       $11.56
      8/4/97     $11.19      $10.94       $12.25       $11.61
      8/5/97     $11.38      $10.94       $12.25       $11.67
      8/6/97     $11.19      $10.94       $12.25       $11.71
      8/7/97     $11.19      $10.94       $12.25       $11.79
      8/8/97     $10.81      $10.94       $12.25       $11.71
     8/11/97     $10.63      $10.94       $12.25       $11.68
     8/12/97     $10.81      $10.94       $12.25       $11.71
     8/13/97     $10.88      $10.94       $12.25       $11.64
     8/14/97     $11.00      $10.94       $12.25       $11.61
     8/15/97     $11.00      $10.94       $12.25       $11.53
     8/18/97     $11.25      $10.94       $12.25       $11.60
     8/19/97     $11.25      $10.94       $12.25       $11.58
     8/20/97     $11.38      $10.94       $12.25       $11.53
     8/21/97     $11.31      $10.94       $12.25       $11.40
     8/22/97     $11.38      $10.94       $12.25       $11.43
     8/25/97     $11.31      $10.94       $12.25       $11.34
     8/26/97     $11.19      $10.94       $12.25       $11.37
     8/27/97     $11.25      $10.94       $12.25       $11.31
     8/28/97     $11.38      $10.94       $12.25       $11.37
     8/29/97     $11.31      $10.94       $12.25       $11.36
      9/1/97     $11.31      $10.94       $12.25       $11.36
      9/2/97     $11.38      $10.94       $12.25       $11.43
      9/3/97     $11.44      $10.94       $12.25       $11.48
      9/4/97     $11.44      $10.94       $12.25       $11.50
      9/5/97     $11.44      $10.94       $12.25       $11.50
      9/8/97     $11.50      $10.94       $12.25       $11.53
      9/9/97     $11.50      $10.94       $12.25       $11.63
     9/10/97     $11.69      $10.94       $12.25       $11.68
     9/11/97     $11.56      $10.94       $12.25       $11.72
     9/12/97     $11.69      $10.94       $12.25       $11.83
     9/15/97     $11.81      $10.94       $12.25       $11.80
     9/16/97     $12.00      $10.94       $12.25       $11.80
     9/17/97     $12.13      $10.94       $12.25       $11.85
     9/18/97     $12.06      $10.94       $12.25       $11.90
     9/19/97     $11.81      $10.94       $12.25       $11.83
     9/22/97     $12.25      $10.94       $12.25       $11.92
     9/23/97     $12.25      $10.94       $12.25       $11.99
     9/24/97     $12.06      $10.94       $12.25       $12.01
     9/25/97     $12.06      $10.94       $12.25       $12.00
     9/26/97     $12.25      $10.94       $12.25       $11.93
     9/29/97     $12.38      $10.94       $12.25       $11.90
     9/30/97     $12.25      $10.94       $12.25       $11.94
     10/1/97     $12.25      $10.94       $12.25       $11.96
     10/2/97     $12.19      $10.94       $12.25       $11.96
     10/3/97     $12.31      $10.94       $12.25       $11.96
     10/6/97     $12.25      $10.94       $12.25       $12.04
     10/7/97     $11.88      $10.94       $12.25       $12.03
     10/8/97     $12.13      $10.94       $12.25       $12.00
     10/9/97     $12.00      $10.94       $12.25       $11.84
    10/10/97     $12.06      $10.94       $12.25       $11.85
    10/13/97     $12.13      $10.94       $12.25       $11.90
    10/14/97     $12.00      $10.94       $12.25       $11.94
    10/15/97     $12.06      $10.94       $12.25       $11.91
    10/16/97     $11.94      $10.94       $12.25       $11.79
    10/17/97     $11.75      $10.94       $12.25       $11.73
    10/20/97     $11.94      $10.94       $12.25       $11.80
    10/21/97     $12.13      $10.94       $12.25       $11.84
    10/22/97     $12.06      $10.94       $12.25       $11.81
    10/23/97     $12.00      $10.94       $12.25       $11.67
    10/24/97     $11.94      $10.94       $12.25       $11.73
    10/27/97     $11.50      $10.94       $12.25       $11.54
    10/28/97     $12.06      $10.94       $12.25       $11.36
    10/29/97     $11.50      $10.94       $12.25       $11.54
    10/30/97     $11.06      $10.94       $12.25       $11.48
    10/31/97     $11.13      $10.94       $12.25       $11.58
     11/3/97     $11.19      $10.94       $12.25       $11.78
     11/4/97     $11.00      $10.94       $12.25       $11.83
     11/5/97     $11.00      $10.94       $12.25       $11.76
     11/6/97     $11.00      $10.94       $12.25       $11.73
     11/7/97     $11.00      $10.94       $12.25       $11.72
    11/10/97     $11.13      $10.94       $12.25       $11.74
    11/11/97     $11.13      $10.94       $12.25       $11.78
    11/12/97     $11.00      $10.94       $12.25       $11.71
    11/13/97     $10.94      $10.94       $12.25       $11.68
    11/14/97     $10.94      $10.94       $12.25       $11.74
    11/17/97     $11.06      $10.94       $12.25       $11.79
    11/18/97     $11.00      $10.94       $12.25       $11.91
    11/19/97     $11.13      $10.94       $12.25       $12.01
    11/20/97     $11.19      $10.94       $12.25       $12.18
    11/21/97     $11.06      $10.94       $12.25       $12.15
    11/24/97     $11.13      $10.94       $12.25       $12.20
    11/25/97     $11.00      $10.94       $12.25       $12.05
    11/26/97     $11.19      $10.94       $12.25       $12.06
    11/27/97     $11.19      $10.94       $12.25       $12.06
    11/28/97     $11.38      $10.94       $12.25       $12.10
     12/1/97     $11.63      $10.94       $12.25       $12.17
     12/2/97     $12.00      $10.94       $12.25       $12.16
     12/3/97     $12.06      $10.94       $12.25       $12.17
     12/4/97     $12.19      $10.94       $12.25       $12.22
     12/5/97     $12.00      $10.94       $12.25       $12.29
     12/8/97     $11.63      $10.94       $12.25       $12.28
     12/9/97     $12.13      $10.94       $12.25       $12.16
    12/10/97     $11.75      $10.94       $12.25       $12.17
    12/11/97     $11.50      $10.94       $12.25       $12.15
    12/12/97     $11.50      $10.94       $12.25       $12.10
    12/15/97     $11.25      $10.94       $12.25       $12.09
    12/16/97     $11.56      $10.94       $12.25       $12.10
    12/17/97     $11.50      $10.94       $12.25       $11.92
    12/18/97     $11.38      $10.94       $12.25       $11.74
    12/19/97     $11.25      $10.94       $12.25       $11.66
    12/22/97     $10.88      $10.94       $12.25       $11.61
    12/23/97     $11.13      $10.94       $12.25       $11.58
    12/24/97     $11.13      $10.94       $12.25       $11.58
    12/25/97     $11.13      $10.94       $12.25       $11.58
    12/26/97     $11.31      $10.94       $12.25       $11.60
    12/29/97     $11.38      $10.94       $12.25       $11.65
    12/30/97     $11.50      $10.94       $12.25       $11.83
    12/31/97     $12.00      $10.94       $12.25       $11.95
      1/1/98     $12.00      $10.94       $12.25       $11.95
      1/2/98     $11.81      $10.94       $12.25       $11.87
      1/5/98     $12.00      $10.94       $12.25       $11.90
      1/6/98     $11.88      $10.94       $12.25       $11.92
      1/7/98     $11.88      $10.94       $12.25       $11.94
      1/8/98     $11.94      $10.94       $12.25       $11.90
      1/9/98     $11.50      $10.94       $12.25       $11.79
     1/12/98     $11.81      $10.94       $12.25       $11.85
     1/13/98     $11.88      $10.94       $12.25       $11.86
     1/14/98     $12.00      $10.94       $12.25       $11.88
     1/15/98     $12.06      $10.94       $12.25       $11.84
     1/16/98     $12.00      $10.94       $12.25       $11.88
     1/19/98     $12.00      $10.94       $12.25       $11.88
     1/20/98     $12.25      $10.94       $12.25       $11.95
     1/21/98     $12.38      $10.94       $12.25       $11.91
     1/22/98     $11.88      $10.94       $12.25       $11.90
     1/23/98     $11.94      $10.94       $12.25       $11.84
     1/26/98     $11.88      $10.94       $12.25       $11.84
     1/27/98     $11.94      $10.94       $12.25       $11.80
     1/28/98     $11.63      $10.94       $12.25       $11.82
     1/29/98     $11.56      $10.94       $12.25       $11.84
     1/30/98     $11.81      $10.94       $12.25       $11.76
      2/2/98     $11.69      $10.94       $12.25       $11.76
      2/3/98     $11.63      $10.94       $12.25       $11.79
      2/4/98     $11.63      $10.94       $12.25       $11.73
      2/5/98     $11.56      $10.94       $12.25       $11.81
      2/6/98     $11.81      $10.94       $12.25       $11.83
      2/9/98     $11.88      $10.94       $12.25       $11.77
     2/10/98     $11.94      $10.94       $12.25       $11.71
     2/11/98     $11.88      $10.94       $12.25       $11.72
     2/12/98     $11.69      $10.94       $12.25       $11.69
     2/13/98     $11.75      $10.94       $12.25       $11.62
     2/16/98     $11.75      $10.94       $12.25       $11.62
     2/17/98     $11.63      $10.94       $12.25       $11.57
     2/18/98     $11.63      $10.94       $12.25       $11.53
     2/19/98     $11.56      $10.94       $12.25       $11.47
     2/20/98     $11.44      $10.94       $12.25       $11.45
     2/23/98     $11.56      $10.94       $12.25       $11.45
     2/24/98     $11.44      $10.94       $12.25       $11.43
     2/25/98     $11.50      $10.94       $12.25       $11.48
     2/26/98     $11.50      $10.94       $12.25       $11.47
     2/27/98     $11.50      $10.94       $12.25       $11.39
      3/2/98     $11.50      $10.94       $12.25       $11.39
      3/3/98     $11.50      $10.94       $12.25       $11.43
      3/4/98     $11.63      $10.94       $12.25       $11.41
      3/5/98     $11.75      $10.94       $12.25       $11.36
      3/6/98     $11.94      $10.94       $12.25       $11.37
      3/9/98     $12.00      $10.94       $12.25       $11.34
     3/10/98     $11.75      $10.94       $12.25       $11.36
     3/11/98     $11.94      $10.94       $12.25       $11.30
     3/12/98     $11.94      $10.94       $12.25       $11.35
     3/13/98     $11.94      $10.94       $12.25       $11.40
     3/16/98     $11.94      $10.94       $12.25       $11.42
     3/17/98     $11.75      $10.94       $12.25       $11.41
     3/18/98     $11.75      $10.94       $12.25       $11.28
     3/19/98     $11.81      $10.94       $12.25       $11.26
     3/20/98     $11.81      $10.94       $12.25       $11.36
     3/23/98     $11.69      $10.94       $12.25       $11.43
     3/24/98     $11.81      $10.94       $12.25       $11.48
     3/25/98     $11.88      $10.94       $12.25       $11.53
     3/26/98     $11.81      $10.94       $12.25       $11.58
     3/27/98     $11.88      $10.94       $12.25       $11.43
     3/30/98     $11.81      $10.94       $12.25       $11.50
     3/31/98     $12.00      $10.94       $12.25       $11.59
      4/1/98     $11.94      $10.94       $12.25       $11.58
      4/2/98     $12.13      $10.94       $12.25       $11.70
      4/3/98     $12.13      $10.94       $12.25       $11.75
      4/6/98     $12.06      $10.94       $12.25       $11.80
      4/7/98     $12.00      $10.94       $12.25       $11.84
      4/8/98     $12.06      $10.94       $12.25       $11.74
      4/9/98     $12.13      $10.94       $12.25       $11.81
     4/10/98     $12.13      $10.94       $12.25       $11.81
     4/13/98     $12.13      $10.94       $12.25       $11.77
     4/14/98     $12.00      $10.94       $12.25       $11.82
     4/15/98     $12.00      $10.94       $12.25       $11.76
     4/16/98     $11.88      $10.94       $12.25       $11.68
     4/17/98     $11.88      $10.94       $12.25       $11.66
     4/20/98     $12.19      $10.94       $12.25       $11.66
     4/21/98     $12.06      $10.94       $12.25       $11.58
     4/22/98     $12.25      $10.94       $12.25       $11.48
     4/23/98     $12.13      $10.94       $12.25       $11.38
     4/24/98     $12.06      $10.94       $12.25       $11.36
     4/27/98     $12.00      $10.94       $12.25       $11.18
     4/28/98     $12.13      $10.94       $12.25       $11.13
     4/29/98     $11.88      $10.94       $12.25       $11.20
     4/30/98     $12.19      $10.94       $12.25       $11.41
      5/1/98     $12.13      $10.94       $12.25       $11.45
      5/4/98     $12.31      $10.94       $12.25       $11.54
      5/5/98     $12.06      $10.94       $12.25       $11.53
      5/6/98     $12.00      $10.94       $12.25       $11.47
      5/7/98     $12.00      $10.94       $12.25       $11.41
      5/8/98     $12.00      $10.94       $12.25       $11.45
     5/11/98     $11.88      $10.94       $12.25       $11.54
     5/12/98     $11.88      $10.94       $12.25       $11.58
     5/13/98     $11.88      $10.94       $12.25       $11.56
     5/14/98     $11.88      $10.94       $12.25       $11.59
     5/15/98     $11.88      $10.94       $12.25       $11.66
     5/18/98     $11.88      $10.94       $12.25       $11.66
     5/19/98     $11.75      $10.94       $12.25       $11.65
     5/20/98     $11.81      $10.94       $12.25       $11.59
     5/21/98     $11.75      $10.94       $12.25       $11.51
     5/22/98     $11.88      $10.94       $12.25       $11.59
     5/25/98     $11.88      $10.94       $12.25       $11.59
     5/26/98     $12.00      $10.94       $12.25       $11.40
     5/27/98     $11.81      $10.94       $12.25       $11.59
     5/28/98     $11.94      $10.94       $12.25       $11.56
     5/29/98     $12.06      $10.94       $12.25       $11.68
      6/1/98     $12.13      $10.94       $12.25       $11.67
      6/2/98     $12.13      $10.94       $12.25       $11.67
      6/3/98     $12.00      $10.94       $12.25       $11.72
      6/4/98     $12.06      $10.94       $12.25       $11.75
      6/5/98     $12.06      $10.94       $12.25       $11.66
      6/8/98     $12.00      $10.94       $12.25       $11.66
      6/9/98     $11.94      $10.94       $12.25       $11.65
     6/10/98     $11.69      $10.94       $12.25       $11.57
     6/11/98     $11.63      $10.94       $12.25       $11.45
     6/12/98     $11.63      $10.94       $12.25       $11.47
     6/15/98     $11.38      $10.94       $12.25       $11.42
     6/16/98     $11.50      $10.94       $12.25       $11.41
     6/17/98     $11.44      $10.94       $12.25       $11.43
     6/18/98     $11.50      $10.94       $12.25       $11.37
     6/19/98     $11.31      $10.94       $12.25       $11.32
     6/22/98     $11.44      $10.94       $12.25       $11.32
     6/23/98     $11.44      $10.94       $12.25       $11.36
     6/24/98     $11.13      $10.94       $12.25       $11.32
     6/25/98     $11.00      $10.94       $12.25       $11.21
     6/26/98     $11.00      $10.94       $12.25       $11.23
     6/29/98     $11.13      $10.94       $12.25       $11.31
     6/30/98     $11.69      $10.94       $12.25       $11.39
      7/1/98     $11.75      $10.94       $12.25       $11.43
      7/2/98     $11.75      $10.94       $12.25       $11.41
      7/3/98     $11.75      $10.94       $12.25       $11.41
      7/6/98     $11.81      $10.94       $12.25       $11.51
      7/7/98     $11.88      $10.94       $12.25       $11.65
      7/8/98     $11.81      $10.94       $12.25       $11.71
      7/9/98     $11.94      $10.94       $12.25       $11.73
     7/10/98     $11.81      $10.94       $12.25       $11.66
     7/13/98     $11.69      $10.94       $12.25       $11.61
     7/14/98     $11.63      $10.94       $12.25       $11.63
     7/15/98     $11.63      $10.94       $12.25       $11.61
     7/16/98     $11.56      $10.94       $12.25       $11.63
     7/17/98     $11.44      $10.94       $12.25       $11.58
     7/20/98     $11.38      $10.94       $12.25       $11.62
     7/21/98     $11.44      $10.94       $12.25       $11.56
     7/22/98     $11.44      $10.94       $12.25       $11.41
     7/23/98     $11.31      $10.94       $12.25       $11.32
     7/24/98     $11.56      $10.94       $12.25       $11.29
     7/27/98     $11.56      $10.94       $12.25       $11.24
     7/28/98     $11.38      $10.94       $12.25       $11.14
     7/29/98     $10.94      $10.94       $12.25       $11.10
     7/30/98     $11.00      $10.94       $12.25       $11.21
     7/31/98     $10.94      $10.94       $12.25       $11.13
      8/3/98     $10.88      $10.94       $12.25       $11.03
      8/4/98     $10.69      $10.94       $12.25       $10.92
      8/5/98     $11.00      $10.94       $12.25       $10.87
      8/6/98     $10.94      $10.94       $12.25       $10.89
      8/7/98     $11.13      $10.94       $12.25       $11.09
     8/10/98     $11.19      $10.94       $12.25       $11.09
     8/11/98     $11.00      $10.94       $12.25       $10.96
     8/12/98     $10.94      $10.94       $12.25       $11.04
     8/13/98     $10.88      $10.94       $12.25       $11.03
     8/14/98     $10.88      $10.94       $12.25       $11.04
     8/17/98     $11.19      $10.94       $12.25       $11.06
     8/18/98     $11.13      $10.94       $12.25       $11.16
     8/19/98     $10.88      $10.94       $12.25       $11.08
     8/20/98     $10.81      $10.94       $12.25       $11.01
     8/21/98     $10.50      $10.94       $12.25       $10.94
     8/24/98     $10.69      $10.94       $12.25       $10.96
     8/25/98     $10.56      $10.94       $12.25       $10.81
     8/26/98     $10.50      $10.94       $12.25       $10.73
     8/27/98     $10.44      $10.94       $12.25       $10.47
     8/28/98     $10.25      $10.94       $12.25       $10.38
     8/31/98      $9.50      $10.94       $12.25       $10.06
      9/1/98      $9.56      $10.94       $12.25       $10.11
      9/2/98      $9.94      $10.94       $12.25       $10.14
      9/3/98      $9.63      $10.94       $12.25       $10.05
      9/4/98      $9.50      $10.94       $12.25       $10.08
      9/7/98      $9.50      $10.94       $12.25       $10.08
      9/8/98      $9.63      $10.94       $12.25       $10.15
      9/9/98      $9.38      $10.94       $12.25       $10.07
     9/10/98      $9.19      $10.94       $12.25        $9.92
     9/11/98      $9.38      $10.94       $12.25        $9.96
     9/14/98      $9.06      $10.94       $12.25       $10.10
     9/15/98      $9.13      $10.94       $12.25       $10.22
     9/16/98      $9.56      $10.94       $12.25       $10.25
     9/17/98      $9.38      $10.94       $12.25       $10.34
     9/18/98      $9.88      $10.94       $12.25       $10.54
     9/21/98      $9.63      $10.94       $12.25       $10.69
     9/22/98     $10.06      $10.94       $12.25       $10.98
     9/23/98     $10.31      $10.94       $12.25       $11.12
     9/24/98     $10.06      $10.94       $12.25       $11.06
     9/25/98     $10.19      $10.94       $12.25       $11.06
     9/28/98     $10.13      $10.94       $12.25       $10.94
     9/29/98     $10.25      $10.94       $12.25       $10.87
     9/30/98     $10.44      $10.94       $12.25       $10.95
     10/1/98     $10.00      $10.94       $12.25       $10.80
     10/2/98     $10.00      $10.94       $12.25       $10.82
     10/5/98      $9.50      $10.94       $12.25       $10.60
     10/6/98      $9.50      $10.94       $12.25       $10.52
     10/7/98      $9.31      $10.94       $12.25       $10.33
     10/8/98      $9.00      $10.94       $12.25        $9.89
     10/9/98      $9.00      $10.94       $12.25       $10.07
    10/12/98      $8.75      $10.94       $12.25       $10.36
    10/13/98      $8.69      $10.94       $12.25       $10.33
    10/14/98      $8.81      $10.94       $12.25       $10.35
    10/15/98      $8.94      $10.94       $12.25       $10.31
    10/16/98      $8.88      $10.94       $12.25       $10.51
    10/19/98      $9.06      $10.94       $12.25       $10.64
    10/20/98      $9.00      $10.94       $12.25       $10.60
    10/21/98      $9.06      $10.94       $12.25       $10.49
    10/22/98      $9.25      $10.94       $12.25       $10.56
    10/23/98      $9.25      $10.94       $12.25       $10.54
    10/26/98      $9.25      $10.94       $12.25       $10.62
    10/27/98      $9.19      $10.94       $12.25       $10.48
    10/28/98      $8.94      $10.94       $12.25       $10.51
    10/29/98      $9.00      $10.94       $12.25       $10.56
    10/30/98      $9.00      $10.94       $12.25       $10.57
     11/2/98      $9.50      $10.94       $12.25       $10.59
     11/3/98      $9.56      $10.94       $12.25       $10.59
     11/4/98      $9.63      $10.94       $12.25       $10.66
     11/5/98      $9.88      $10.94       $12.25       $10.64
     11/6/98      $9.94      $10.94       $12.25       $10.68
     11/9/98      $9.94      $10.94       $12.25       $10.64
    11/10/98     $10.00      $10.94       $12.25       $10.62
    11/11/98      $9.88      $10.94       $12.25       $10.53
    11/12/98      $9.88      $10.94       $12.25       $10.54
    11/13/98      $9.94      $10.94       $12.25       $10.56
    11/16/98      $9.63      $10.94       $12.25       $10.55
    11/17/98      $9.63      $10.94       $12.25       $10.46
    11/18/98      $9.63      $10.94       $12.25       $10.43
    11/19/98      $9.63      $10.94       $12.25       $10.39
    11/20/98      $9.63      $10.94       $12.25       $10.33
    11/23/98      $9.44      $10.94       $12.25       $10.23
    11/24/98      $9.38      $10.94       $12.25       $10.18
    11/25/98      $9.56      $10.94       $12.25       $10.10
    11/26/98      $9.56      $10.94       $12.25       $10.10
    11/27/98      $9.75      $10.94       $12.25       $10.12
    11/30/98      $9.50      $10.94       $12.25       $10.09
     12/1/98      $9.50      $10.94       $12.25       $10.17
     12/2/98      $9.69      $10.94       $12.25       $10.17
     12/3/98      $9.63      $10.94       $12.25       $10.14
     12/4/98      $9.69      $10.94       $12.25       $10.24
     12/7/98      $9.63      $10.94       $12.25       $10.31
     12/8/98      $9.50      $10.94       $12.25       $10.31
     12/9/98      $9.50      $10.94       $12.25       $10.30
    12/10/98      $9.44      $10.94       $12.25       $10.24
    12/11/98      $9.38      $10.94       $12.25       $10.23
    12/14/98      $9.44      $10.94       $12.25       $10.20
    12/15/98      $9.50      $10.94       $12.25       $10.16
    12/16/98      $9.56      $10.94       $12.25       $10.24
    12/17/98      $9.44      $10.94       $12.25       $10.17
    12/18/98      $9.38      $10.94       $12.25       $10.03
    12/21/98      $9.19      $10.94       $12.25        $9.97
    12/22/98      $9.19      $10.94       $12.25        $9.99
    12/23/98      $9.44      $10.94       $12.25        $9.94
    12/24/98      $9.38      $10.94       $12.25        $9.98
    12/25/98      $9.38      $10.94       $12.25        $9.98
    12/28/98      $9.31      $10.94       $12.25        $9.91
    12/29/98      $9.25      $10.94       $12.25        $9.88
    12/30/98      $9.25      $10.94       $12.25        $9.85
    12/31/98      $9.50      $10.94       $12.25        $9.88
      1/1/99      $9.50      $10.94       $12.25        $9.88
      1/4/99      $9.38      $10.94       $12.25        $9.95
      1/5/99      $9.50      $10.94       $12.25       $10.08
      1/6/99      $9.63      $10.94       $12.25       $10.09
      1/7/99      $9.56      $10.94       $12.25       $10.03
      1/8/99      $9.31      $10.94       $12.25       $10.04
     1/11/99      $9.38      $10.94       $12.25        $9.99
     1/12/99      $9.44      $10.94       $12.25       $10.01
     1/13/99      $9.38      $10.94       $12.25       $10.03
     1/14/99      $9.25      $10.94       $12.25        $9.99
     1/15/99      $9.44      $10.94       $12.25       $10.07
     1/18/99      $9.44      $10.94       $12.25       $10.07
     1/19/99      $9.63      $10.94       $12.25       $10.06
     1/20/99      $9.63      $10.94       $12.25        $9.99
     1/21/99      $9.56      $10.94       $12.25        $9.88
     1/22/99      $9.75      $10.94       $12.25        $9.83
     1/25/99      $9.69      $10.94       $12.25        $9.88
     1/26/99      $9.69      $10.94       $12.25        $9.76
     1/27/99      $9.75      $10.94       $12.25        $9.77
     1/28/99      $9.81      $10.94       $12.25        $9.73
     1/29/99      $9.75      $10.94       $12.25        $9.67
      2/1/99      $9.56      $10.94       $12.25        $9.79
      2/2/99      $9.63      $10.94       $12.25        $9.77
      2/3/99      $9.75      $10.94       $12.25        $9.76
      2/4/99      $9.63      $10.94       $12.25        $9.75
      2/5/99      $9.69      $10.94       $12.25        $9.69
      2/8/99      $9.69      $10.94       $12.25        $9.65
      2/9/99      $9.56      $10.94       $12.25        $9.79
     2/10/99      $9.25      $10.94       $12.25        $9.72
     2/11/99      $9.25      $10.94       $12.25        $9.69
     2/12/99      $9.25      $10.94       $12.25        $9.67
     2/15/99      $9.25      $10.94       $12.25        $9.67
     2/16/99      $9.38      $10.94       $12.25        $9.66
     2/17/99      $9.31      $10.94       $12.25        $9.64
     2/18/99      $9.31      $10.94       $12.25        $9.62
     2/19/99      $9.31      $10.94       $12.25        $9.59
     2/22/99      $9.25      $10.94       $12.25        $9.61
     2/23/99      $9.31      $10.94       $12.25        $9.48
     2/24/99      $9.38      $10.94       $12.25        $9.43
     2/25/99      $9.44      $10.94       $12.25        $9.37
     2/26/99      $9.50      $10.94       $12.25        $9.39
      3/1/99      $9.56      $10.94       $12.25        $9.41
      3/2/99      $9.75      $10.94       $12.25        $9.39
      3/3/99      $9.75      $10.94       $12.25        $9.48
      3/4/99      $9.69      $10.94       $12.25        $9.43
      3/5/99     $10.69      $10.94       $12.25        $9.49
      3/8/99     $11.19      $10.94       $12.25        $9.46
      3/9/99     $11.31      $10.94       $12.25        $9.58
     3/10/99     $11.44      $10.94       $12.25        $9.54
     3/11/99     $11.50      $10.94       $12.25        $9.53
     3/12/99     $11.44      $10.94       $12.25        $9.54
     3/15/99     $11.50      $10.94       $12.25        $9.53
     3/16/99     $11.38      $10.94       $12.25        $9.40
     3/17/99     $11.38      $10.94       $12.25        $9.38
     3/18/99     $11.31      $10.94       $12.25        $9.33
     3/19/99     $11.38      $10.94       $12.25        $9.34
     3/22/99     $11.25      $10.94       $12.25        $9.33
     3/23/99     $11.44      $10.94       $12.25        $9.26
     3/24/99     $11.19      $10.94       $12.25        $9.31
     3/25/99     $11.25      $10.94       $12.25        $9.31
     3/26/99     $11.25      $10.94       $12.25        $9.28
     3/29/99     $11.31      $10.94       $12.25        $9.31
     3/30/99     $11.25      $10.94       $12.25        $9.33
     3/31/99     $11.19      $10.94       $12.25        $9.31
      4/1/99     $11.19      $10.94       $12.25        $9.35
      4/2/99     $11.19      $10.94       $12.25        $9.35
      4/5/99     $11.19      $10.94       $12.25        $9.35
      4/6/99     $11.06      $10.94       $12.25        $9.33
      4/7/99     $11.13      $10.94       $12.25        $9.31
      4/8/99     $11.13      $10.94       $12.25        $9.33
      4/9/99     $11.38      $10.94       $12.25        $9.40
     4/12/99     $11.13      $10.94       $12.25        $9.45



                                   Average          Premium
                                   -------          -------

                4/12/99             $11.13           10.11%
                One Week            $11.16            9.74%
                One Month            11.27            8.72%
                Three Months         10.25           19.48%
                Six Months            9.84           24.54%
                One Year             10.48           16.90%
                Two Year             10.94           11.97%

--------------------------------------------------------------------------------


[LOGO] LEHMAN BROTHERS                  10

Valuation
================================================================================

Comparable Company Analysis

      o Five comparable public multifamily REITs were selected based on geography and relative size:

                             Total Market                                           Total Apartment
                            Capitalization               Geographic                      Units
                                ($000)                   Locations
                            --------------     ------------------------------       ---------------
Summit Properties             $1,282,964       D.C., FL, GA, IN, NC, OH, VA              16,263

Camden Property Trust          2,352,331       AZ, CA, CO, FL, KY, MO, NV, NC,           48,365
                                               TX

Walden Residential             1,455,988       AZ, CA, CO, FL, GA, IN, NM, OK,           42,858
                                               TN, TX, UT

Gables Residential             1,692,925       FL, GA, TN, TX                            23,139

Mid-America                    1,421,952       AL, AR, FL, GA, KY, MO, MS, NC,           31,791
                                               OH, SC, TN, TX, VA

Berkshire                      1,157,317       FL, GA, MD, NY, NC, SC, TN, TX            24,387


[LOGO] LEHMAN BROTHERS                  11

Valuation
================================================================================

Comparable Company Analysis (cont'd)

                                             Value         FFO Multiple (1)          EBITDA Mult.
                                    Price   per Apt.       ----------------          -----------
Comparable Apartment REITs         4/12/99   (000s)    1998     1999     2000     1998(2)     1999(3)

-----------------------------------------------------------------------------------------------------
Berkshire Realty                    11.13    $45.0      9.7      8.9      8.5     10.9        10.2
Berkshire Realty (acq. price)       12.25    $47.1     10.7      9.8      9.4     11.4        10.7
-----------------------------------------------------------------------------------------------------

Gables Residential                  22.81    $65.3      8.6      7.9      7.3     11.3        10.9
Summit Properties                   16.88    $65.1      8.4      7.8      7.3     11.7        12.1
Camden Property Trust               24.56    $40.3      8.3      7.7      7.1     10.9        10.9
Mid-America                         23.50    $40.5      8.0      7.6      7.2     11.0         N/A
Walden Residential                  17.44    $31.9      6.9      6.6      6.2      9.8         9.8
                                            -------------------------------------------------------
     Average - Without Berkshire             $48.6      8.1      7.5      7.0     10.9        10.9

Notes:
      (1)   Per share growth rates based on First Call consensus estimates.
      (2)   1998 Average Total Market Capitalization divided by LTM EBITDA.
      (3)   Based on analysts' estimates.

--------------------------------------------------------------------------------

                             Mean        Median            Range
                             ----        ------            -----
       FFO Multiple
       --------------------------------------------------------------
                  1999        7.5x         7.7x         6.6x -   7.9x
         Implied Value       $9.40        $9.59        $8.26 -  $9.87
       --------------------------------------------------------------
                  2000        7.0x         7.2x         6.2x -   7.3x
         Implied Value       $9.20        $9.44        $8.09 -  $9.59
       --------------------------------------------------------------
       EBITDA Multiple
       --------------------------------------------------------------
                  1998       10.9x        11.0x         9.8x -  11.7x
         Implied Value      $11.09       $11.21        $8.61 - $12.76
       --------------------------------------------------------------
                  1999       10.9x        10.9x         9.8x -  12.1x
         Implied Value      $12.42       $12.34        $9.56 - $15.43
       --------------------------------------------------------------


[LOGO] LEHMAN BROTHERS                  12

Valuation
================================================================================

Comparable Transaction Analysis

      o Eight public-to-public multifamily REIT mergers that occurred since January 1997 were deemed comparable to the Proposed Transaction.

                             Comparable Transactions

                                                                                FFO Multiple            Premium
                                                                            --------------------   ------------------
  Annc.                                                     Transaction     Current     Forward      One      60-Day
  Date              Target                 Acquiror            Value        Year(1)     Year(2)    Day(3)     Avg.(4)
--------    ---------------------    ------------------     -----------     --------    --------   -------    -------
  7/8/98    Merry Land               Equity Residential       $2,200.0       11.4x       10.5x      10.9%      15.2%

            Security Capital         Security Capital
  4/2/98    Atlantic                 Pacific                   1,600.0       12.3x       11.1x      14.9%      12.3%

  3/8/98    Avalon Apartments        Bay Apartment             1,960.0       12.6x       11.1x      -1.4%      -3.9%

12/23/97    Ambassador               AIMCO                       682.0       11.2x       10.7x       3.4%      -1.7%

                                     Camden Property
12/17/97    Oasis Residential        Trust                       972.0       11.0x       10.8x       9.5%       6.1%

 8/28/97    Evans Withycombe         Equity Residential        1,075.0       13.3x       12.6x      14.2%      19.0%

  8/4/97    Columbus Realty Trust    Post Properties             600.0       12.9x       12.0x       6.9%      11.6%

 1/16/97    Wellsford Residential    Equity Residential          989.0       12.0x       11.2x       5.3%      10.1%
                                                                            -------     -------    -------    -------
            Average                                                          12.1x       11.3x       8.0%       8.6%

                                 Mean         Median                Range
                               --------     ---------         -----------------
Premiums Paid (60-Day Avg.)       8.6%         10.9%             -3.9% - 19.0%

Implied Value                   $12.08        $12.34           $10.69 - $13.24

Forward FFO Multiple             11.3x         11.1x             10.5x - 12.6x

Implied Value                   $14.13        $13.88           $13.13 - $15.75

----------
(1) Price per share paid divided by consensus estimates for FFO per share in calendar year of transaction announcement.
(2) Price per share paid divided by consensus estimates for FFO per share in calendar year subsequent to transaction announcement.
(3) Price per share paid divided by target's last closing share price prior to announcement.
(4) Price per share paid divided by target's average closing share price for 60 days prior to announcement.


[LOGO] LEHMAN BROTHERS                  13

Valuation
================================================================================

Comparable Transaction Analysis (cont'd)

      o As shown in the graph below, FFO multiples have declined significantly since July 1998. Because all of the comparable transactions in the multifamily REIT sector occurred prior to this market decline, the valuations implied by the comparable transaction multiples is deemed less relevant than the other valuation methodologies.

--------------------------------------------------------------------------------
                               FFO Multiple Trends
--------------------------------------------------------------------------------

                              FFO Mulitple
                              ------------
                      Mulitifamily      AI REITs
                      ---------------------------
               Jan-98      11.3           11.5
               Feb-98      11.3           11.3
               Mar-98      10.8           11.1
               Apr-98      11.1           11.2
               May-98      10.8           10.8
               Jun-98      10.8           10.7
               Jul-98      10.6           10.5
               Aug-98       9.5            8.8
               Sep-98       9.1            8.4
               Oct-98       8.9            8.6
               Nov-98       8.9            8.8
               Dec-98       9.0            8.8
               Jan-99       8.7            8.6
               Feb-99       8.6            8.4

--------------------------------------------------------------------------------


[LOGO] LEHMAN BROTHERS                  14

Valuation
================================================================================

Net Asset Value Analysis

      o Using the Company's projected NOI for 1999, the net asset value per share was calculated at capitalization rates ranging from 9.50% to 10.00%.

                                                                 ($ in thousands)
                                                    ------------------------------------------
1999 Real Estate NOI (1)                              $121,573        $121,573        $121,573
Capitalization Rate                                       9.50%           9.75%          10.00%
                                                    ------------------------------------------
Value of Real Estate                                $1,279,714      $1,246,901      $1,215,728
Add: Cash, Land and Other Assets                        60,116          60,116          60,116
Add: Implied Option Consideration (2)                   17,020          17,020          17,020
Less:
Liquidation Value of Convertible Preferred Stock       (78,689)        (78,689)        (78,689)
Debt (3)                                              (598,199)       (598,199)       (598,199)
Other Liabilities (4)                                  (66,529)        (66,529)        (66,529)
                                                    ------------------------------------------
Net Asset Value (NAV)                                 $613,433        $580,620        $549,448
Shares, Options & OP Units Outstanding                  47,946          47,946          47,946
                                                    ------------------------------------------
NAV Per Share                                           $12.79          $12.11          $11.46
                                                    ==========================================
Questar Obligations - Avalon & Excalibur                58,900          58,900          58,900
Implied Total Consideration                         $1,398,730      $1,365,917      $1,334,744

      ----------
      (1) NOI is pro forma for the acquisition of Granite Run property in January 1999.

      (2) 1,569,100 options with an average exercise price of $10.85 per share.

      (3) Debt is pro forma for the assumption of $25,500 of debt from acquisition of Granite Run in January 1999.

      (4) Includes $33.5 million of other liabilities, $8.0 million in severance costs, $6.0 million in transaction costs and $15 million and $4 million of additional debt to be incurred for development and capital expenditures through 6/99.

      o The Proposed Transaction represents an implied capitalization rate of approximately 9.7%.


[LOGO] LEHMAN BROTHERS                  15

Valuation
================================================================================

Discounted Cash Flow Analysis

      o     Key Assumptions:

            --    Projection period of July 1, 1999 to December 31, 2002.

            -- Utilized the Company's financial projections for 1999 through 2002.

            -- Cash flows discounted at a range of 10.0% to 11.0% weighted average cost of capital, assuming:

                  o     12%-15% cost of equity

                  o     51% leverage, based on average of comparable companies

                  o Terminal value based upon FFO multiple of 7.5 to 8.5 times trailing FFO

      -------------------------------------------------------------------
                                                Discount Rate
                           ----------------------------------------------
                                       10.0%         10.5%         11.0%
                                      ----------------------------------
      Terminal             7.5x       $11.89        $11.53        $11.17
      FFO                  8.0x       $12.50        $12.13        $11.76
      Multiple             8.5x       $13.11        $12.73        $12.35
      -------------------------------------------------------------------


[LOGO] LEHMAN BROTHERS                  16

Appendix A
================================================================================

Summary of Final Proposals

--------------------------------------------------------------------------------------------------------------
                      Kushner           Equity Residential       Equity Residential
                     Companies       Properties Trust (Bid 1) Properties Trust (Bid 2)       Management
--------------------------------------------------------------------------------------------------------------
Nominal Value         $12.50                  $12.30          $12.05 plus contingent           $12.25
Per Share or                                                  value right providing
OP Unit                                                       that BRI shareholders
                                                              receive cash or
                                                              EQR common shares
                                                              such that total
                                                              consideration
                                                              equates to $12.50
                                                              per share within
                                                              one year.
--------------------------------------------------------------------------------------------------------------
Form of        Common: Cash          Common:  Common and      Common:  Common and      Common: Cash
Consideration                                 $275 mm of               $150 mm of
to                                            8.25%                    8.25% Preferred
Shareholders                                  Preferred
and OP
Unitholders
               OP: Cash, common or   OP: Common and $275 mm   OP: Common and $150 mm   OP: Cash, senior
                   preferred             of 8.25% Preferred       of 8.25% Preferred       preferred or
                   limited                                                                 common limited
                   partnership                                                             partnership
                   interests                                                               interests
--------------------------------------------------------------------------------------------------------------
Consideration  115% of par value     115% of par value paid   115% of par value paid   115% of par value
to Series      paid in cash          in cash                  in cash                  paid in cash
1997-A
Preferred
--------------------------------------------------------------------------------------------------------------
Collar         Fixed value           Fixed value of $12.30    Fixed value of $12.05    Fixed value
Provisions                           within collar of         within collar of
                                     $37-$45 per share        $37-$45 per share

                                     Fixed exchange ratio     Fixed exchange ratio
                                     outside collar of        outside collar of
                                     $40-$45 per share        $37-$45 per share

                                     From $35-$37 per share,
                                     amount of preferred
                                     increased to make value
                                     $12.30
--------------------------------------------------------------------------------------------------------------


[LOGO] LEHMAN BROTHERS                  17

Appendix A
================================================================================

Summary of Final Proposals (cont'd)

--------------------------------------------------------------------------------------------------------------
                      Kushner           Equity Residential       Equity Residential
                     Companies       Properties Trust (Bid 1) Properties Trust (Bid 2)       Management
--------------------------------------------------------------------------------------------------------------
Face Value
Per Share:
 Cash                  $12.50                                                                   $12.25

 Common Stock                                  $6.37                    $8.82

 Preferred                                      5.93                     3.23
 Stock

 Continguent
 Value Rights                                                            0.04(1)
--------------------------------------------------------------------------------------------------------------
Total                  $12.50                 $12.30                   $12.09                   $12.25
--------------------------------------------------------------------------------------------------------------
Adjustments:

 Preferred                                    ($0.26)(2)               ($0.14)(2)
 Stock

 Management
 Contracts                                     (0.03)(3)                (0.03)(3)

 Affiliate
 Agreements                                    (0.01)(4)                (0.01)(4)

 Dividend
 Differential                                  (0.07)(5)                (0.08)(5)                (0.25)(6)
--------------------------------------------------------------------------------------------------------------
Adjusted
Value Per              $12.50                 $11.93                   $11.83                   $12.00
Share
--------------------------------------------------------------------------------------------------------------

------------
(1) Based on the midpoint of Lehman Brothers' estimate of the market value of the contingent value rights ranging from approximately $0.03 to $0.05 per share.
(2) Based on the midpoint of Lehman Brothers' estimate of the market value of the 8.25% preferred stock ranging from approximately 94% to 97% of face value.
(3) Assumes $1.5 million in expenses for the cancellation of management contracts.
(4) Assumes company estimate of $665,000 in expenses associated with the cancellation of affiliate agreements.
(5) Based on synchronization of dividend with Equity Residential Properties Trust's current annualized dividend yield of 6.97%.
(6)   Assumes transaction closes on October 29, 1999.


[LOGO] LEHMAN BROTHERS                  18

Appendix B
================================================================================

Discounted Cash Flow Analysis

($ in millions)                1999          2000          2001          2002
                               ----          ----          ----          ----
Real Estate NOI              $121,573      $127,297      $132,243      $137,023
Other Income                    6,235         6,116         6,109         6,104
G&A                           (13,510)      (13,510)      (13,780)      (14,056)
                             --------------------------------------------------
EBITDA                       $114,298      $119,903      $124,572      $129,072
Capital Expenditures (1)       (9,755)       (9,755)       (9,755)       (9,755)
                             --------------------------------------------------
EBITDA After CapEx           $104,543      $110,148      $114,817      $119,317
Terminal Value                                                        1,315,892
                             --------------------------------------------------
Total Cash Flow              $104,543      $110,148      $114,817    $1,435,209
                             ==================================================

Net Present Value @ 11.0%                       $1,228,310 (2)
Less: Net Debt (3)                                (585,832)
Less: Preferred @ Liq. Value                       (78,689)
                                                ----------
Equity Value                                      $563,789
                                                ==========
Diluted Shares & OP Units                           47,946

Value Per Share/OP Unit                             $11.76

Terminal Value
2002 FFO                                           $81,421
Terminal FFO Multiple                                  8.0x
                                                ----------
Terminal Equity Value                              651,371
Preferred @ Liquidation Value                       78,689
Net Debt                                           585,832
                                                ----------
Terminal Value                                  $1,315,892
                                                ==========

-----------------------------------------------
                            Discount Rate
           ------------------------------------
                      10.0%     10.5%     11.0%
                     --------------------------
Terminal   7.5x      $11.89    $11.53    $11.17
FFO        8.0x      $12.50    $12.13    $11.76
Multiple   8.5x      $13.11    $12.73    $12.35
-----------------------------------------------

----------
(1)   Assumes capital expenditures of $400/apartment unit for 24,387 units.

(2)   Discounted to 6/30/99.

(3) Debt is pro forma for the assumption of $25.5 mm of debt from acquisition of Granite Run in January 1999.


[LOGO] LEHMAN BROTHERS                19